SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

          GAMCO INVESTORS, INC.
                                 8/24/99            1,398-            1.2768
                                 8/24/99            5,000             1.3125
                                 8/23/99            5,000             1.5000
                                 8/18/99            5,000             1.4688
                                 8/17/99            2,000             1.5000
                                 8/05/99            3,000             1.5625
                                 8/03/99            2,000             1.5625
                                 7/27/99            5,000             1.6250
                                 7/06/99              500-            1.6875
                                 7/01/99            5,000-            2.8500
                                 6/30/99           20,000             1.9787
                                 6/29/99            5,000             1.8625
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/16/99            5,000             1.5000
                                 6/30/99            2,000             1.8750
               THE GABELLI ASSET FUND
                                 8/16/99            5,000             1.5000
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.